EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sky Power Solutions Corp. (the “Company”) on Form 10-K for the year ended July 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Liudmilla Voinarovska, Chief  Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The  information contained in the Report fairly presents,  in all material respects, the financial condition and result of operations of the Company.

 /s/ Liudmilla Voinarovska
Liudmilla Voinarovska
Chief Executive Officer and
Principal Financial Officer

November 21, 2012